EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2009 Third Quarter Financial Results

ELGIN, Ill., Oct. 20, 2009 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the third fiscal quarter of 2009, which ended September 12, 2009.

Third quarter highlights include:

  --  Average sales per working day in the third quarter of 2009 were approximately $380,000, the same as the second quarter of fiscal 2009, but down from $440,000 in the third quarter of fiscal 2008.

  --  Sales were $22.3 million, a decline of 13% compared to $25.6 million in the third quarter of fiscal 2008.  Year-to-date sales decreased 7% to $68.4 million, compared to $73.5 million in 2008.

  --  Same-branch sales declined 15%, measured for the 54 branches that were in operation throughout both the third fiscal
      quarters of 2009 and 2008.  On a year-to-date basis,
      same-branch sales declined 8%.

  --  EPS (basic and diluted) was $0.05 compared to $0.06 in the second quarter of 2009, and compared to $0.15 in the third quarter of fiscal 2008.

Mr. Joseph Chalhoub, President and Chief Executive Officer of Heritage-Crystal Clean, Inc., commented, "While the third quarter was flat with the second quarter, we are pleased that our average sales per working day stabilized after declining in the prior three quarters. During the third quarter we continued to gain new customers, which helped to offset reduced activity at many of our accounts. We remain optimistic that the Company is well positioned to resume growth in sales and earnings as our customers return to their historic levels of activity."

Mr. Chalhoub added: "As previously announced, during the quarter we began to explore the development of a used oil re-refinery to recycle used motor oil into lubricating oil. We believe that this has the potential to provide an important new growth opportunity for the Company while allowing us to leverage our branch infrastructure."

Mr. Greg Ray, CFO and VP of Business Management, stated, "Our financial performance for the third quarter of 2009 continued to be adversely impacted by lower revenue. However, our efforts to reduce costs resulted in significant reductions in both operating costs and SG&A expenses compared to the year-ago quarter. We continued to generate cash, ending the quarter with no bank debt after paying $3.5 million to acquire the property we have been occupying as a tenant in Indianapolis."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the current recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 30, 2009. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 58 branches serving over 39,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on Wednesday October 21, 2009 at 2 PM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results.

Interested parties can listen to the audio webcast available through our company website, www.crystal-clean.com/investor/, and can participate in the call by dialing (913) 312-9313.

 Financial Statements

                     Heritage-Crystal Clean, Inc.
                      Consolidated Balance Sheets
          (In Thousands, Except Share and Par Value Amounts)
                              (Unaudited)

                                        September 12,      January 3,
                                            2009              2009
                                        -------------    -------------
 ASSETS

 Current Assets:
   Cash and cash equivalents                $   1,190        $     327
   Receivables:
      Trade, net of allowance for
       doubtful accounts of $369
       and $616 at September 12,
       2009 and January 3, 2009,
       respectively                            12,183           14,040
      Trade - affiliates                          184              331
      Other                                       133              245
                                        -------------    -------------
         Total receivables                     12,500           14,616
   Income tax refund                               --              480
   Inventory - net                              9,303           10,609
   Deferred tax assets                            794              942
   Prepaid income taxes                           701              901
   Prepaid and other current assets             1,811            1,386
                                        -------------    -------------
 Total Current Assets                          26,299           29,261
   Property, plant and equipment:
      Land                                        183               --
      Buildings and storage tanks               3,615               --
      Leasehold improvements                      503              758
      In-service equipment                     27,045           24,634
      Machinery, vehicles and
       equipment                               11,705           11,492
      Construction in progress                    731              427
                                        -------------    -------------
                                               43,782           37,311
      Less: Accumulated
       depreciation                           (18,786)         (16,433)
                                        -------------    -------------
         Net property, plant and
          equipment                            24,996           20,878
   Software and intangible assets,
    net of accumulated
    amortization of $1,824 and
    $1,524 at September  12, 2009
    and January 3, 2009,
    respectively                                2,875            1,877
                                        -------------    -------------
 Total Assets                               $  54,170        $  52,016
                                        =============    =============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
   Accounts payable                         $   5,536        $   5,227
   Accounts payable - affiliates                  254              534
   Accrued salaries, wages and
    benefits                                    2,037            1,920
   Taxes payable                                1,051              978
   Accrued workers compensation                   644              526
   Other accrued expenses                         698              876
                                        -------------    -------------
 Total Current Liabilities                     10,220           10,061
   Note payable - bank                             --               20
   Deferred tax liabilities                       718              379
                                        -------------    -------------
 Total Liabilities                             10,938           10,460

 Commitments and contingencies

 STOCKHOLDERS' EQUITY:

 Common stock - 15,000,000 shares
  authorized at $0.01 par value,
  10,704,643 and 10,680,609 shares
  issued and outstanding at
  September 12, 2009 and January
  3, 2009, respectively                           107              107
 Additional paid-in capital                    43,048           42,643
 Retained earnings (accumulated
  deficit)                                         77           (1,194)
                                        -------------    -------------
 Total Stockholders' Equity                    43,232           41,556
                                        -------------    -------------
 Total Liabilities and
 Stockholders' Equity                       $  54,170        $  52,016
                                        =============    =============

                    Heritage-Crystal Clean, Inc.
                 Consolidated Statements of Operations
               (In Thousands, Except per Share Amounts)
                              (Unaudited)

                                                      First Three
                          Third Quarter Ended        Quarters Ended,
                          Sept. 12,   Sept. 6,    Sept. 12,   Sept. 6,
                            2009        2008        2009        2008
                          --------    --------    --------    --------

 Sales                    $ 22,284    $ 25,646    $ 68,441    $ 73,482
 Cost of sales               5,553       6,020      18,290      17,936
                          --------    --------    --------    --------
       Gross profit         16,731      19,626      50,151      55,546
 Operating costs            11,772      12,523      36,105      36,640
 Selling, general and
  administrative
  expenses                   3,834       4,278      11,664      15,042
                          --------    --------    --------    --------
      Operating income       1,125       2,825       2,382       3,864
 Interest expense -
  net                            3          24           3         395
 Loss on retirement
  of fixed assets -
  net                          100          --         159          --
                          --------    --------    --------    --------
 Income before income
  taxes                      1,022       2,801       2,220       3,469
 Provision for income
  taxes                        453       1,179         949       3,206
                          --------    --------    --------    --------
 Net income                    569       1,622       1,271         263
 Preferred return               --          --          --         339
                          --------    --------    --------    --------
 Net income (loss)
  available to
  common stockholders     $    569    $  1,622    $  1,271    $    (76)
                          ========    ========    ========    ========

 Net income (loss)
  per share available
  to common
  stockholders: basic     $   0.05    $   0.15    $   0.12    $  (0.01)
 Net income (loss)
  per share available
  to common
  stockholders:
  diluted                 $   0.05    $   0.15    $   0.12    $  (0.01)
                          ========    ========    ========    ========

 Number of weighted
  average common
  shares outstanding:
  basic                     10,704      10,675      10,696       9,657
 Number of weighted
  average common
  shares outstanding:
  diluted                   10,834      10,848      10,753       9,657
                          ========    ========    ========    ========

                      Heritage-Crystal Clean, Inc.
  Reconciliation of our Net Income Determined in Accordance with GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization
                               (EBITDA)
                              (Unaudited)

                                                 First Three Quarters
                         Third Quarter Ended,            Ended,
                        (Dollars in thousands)  (Dollars in thousands)

                         Sept. 12,    Sept. 6,  Sept. 12,     Sept. 6,
                           2009         2008      2009          2008
                        ----------------------  ----------------------

 Net income              $   569       $ 1,622   $ 1,271       $   263

  Interest expense
   - net                       3            24         3           395

  Provision for income
   taxes                     453         1,179       949         3,206

  Depreciation and
   amortization            1,052           844     2,858         2,441
                        --------      --------  --------      --------

 EBITDA(a)               $ 2,077       $ 3,669   $ 5,081       $ 6,305
                        ========      ========  ========      ========

 (a) EBITDA represents net income before income tax expense, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses
     EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do.
     EBITDA is not a measure of performance under GAAP and should not be considered as a substitute for net income prepared in
     accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a
     substitute for analysis of our results as reported under GAAP.
     Some of these limitations are:

 --  EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual
     commitments;

 --  EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

 --  EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

 --  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

 --  We compensate for these limitations by relying primarily on our
     GAAP results and using EBITDA only as a supplement.

CONTACT:  Heritage-Crystal Clean, Inc.
          Greg Ray, Chief Financial Officer and VP Business Management
          (847) 836-5670